EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We have issued our report dated November 23, 2010, with respect to the consolidated balance sheet of NorthStar Senior Care Trust, Inc. contained in the Registration Statement and Preliminary Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Preliminary Prospectus on Form S-11, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
New York, New York
November 23, 2010